EXHIBIT 11.1


                        Computation of Earnings Per Share
                                   (Unaudited)

                                                         Three Months Ended
                                                     August 31,       August 31,
                                                       1997             1996
                                                    -----------      -----------
Weighted average number of shares outstanding         3,420,036        2,952,477

Shares deemed outstanding from the assumed
exercise of stock options and warrants                  164,589          292,768
                                                    -----------      -----------

Total                                                 3,584,625        3,245,245
                                                    ===========      ===========

Earnings applicable to common shares                $    94,181      $   115,788
                                                    ===========      ===========

Earnings per share of common stock                  $      0.03      $      0.04
                                                    ===========      ===========